UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2009

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2009, Roanoke Gas Company (“Roanoke”), the utility subsidiary or RGC Resources, Inc. entered into Modification Number Three to the Promissory Note dated March 23, 2009. This Note modifies the available balance outstanding under the original note in favor of Wachovia Bank, National Association (“Wachovia”).

The purpose of this modification is to reduce the available balances under the Promissory Note as significantly lower natural gas costs have lowered Roanoke’s short-term borrowing requirements. By reducing the available balances under the Promissory Note, Roanoke will also minimize the cost incurred by the availability fee charged by Wachovia for any unutilized balance under the agreement. The Modification provides for revised borrowing limits that range from $3,000,000 to a maximum of $8,000,000 during the remaining term of the Note.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

10.1	Modification Number Three to Promissory Note by Roanoke Gas Company in favor of Wachovia Bank, National Association dated October 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: October 30, 2009	By:	/s/ HOWARD T. LYON
Howard T. Lyon
Vice-President, Treasurer and CFO (Principal Financial Officer)